EXHIBIT 16.1



PRICEWATERHOUSECOOPERS [LOGO]
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                                                  PricewaterhouseCoopers LLP
                                                  Chartered Accountants
                                                  1250 Rene-Levesque Blvd West
                                                  Suite 3500
                                                  Montreal Quebec
                                                  Canada H3B 2G4
                                                  Telephone +1 (514) 205 5000
                                                  Facsimile +1 (514) 938 5709


May 18, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
U.S.A. 20549

Commissioners:

We have read the statements made by Optimal Robotics Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 23, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,




[signed] PricewaterhouseCoopers LLP







PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.